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                                                                     EXHIBIT 4.4

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN UNDERWRITING AGREEMENT, DATED AS OF SEPTEMBER __, 2003, THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE.. A COPY OF SUCH UNDERWRITING AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

                        UNDERWRITER'S WARRANT CERTIFICATE
                               PANAMERICAN BANCORP

No. WB-__                                        138,000 Underwriter's Warrants
September __, 2003

         This Warrant Certificate certifies that Forge Financial Group, Inc., (the "Underwriter") or registered assigns, is the registered holder of ONE HUNDRED THIRTY EIGHT THOUSAND (138,000) Warrants. Each Underwriter's Warrant entitles the owner thereof to purchase at any time on or prior to the Expiration Date, one (1) fully paid and nonassessable share of Common Stock, par value $0.001 per share (the "Common Stock") and two (2) Common Stock Purchase Warrants (the "Purchase Warrants" and together with the Common Stock, a "Unit"), of PanAmerican Bancorp, a Delaware corporation (together with its successors and assigns, the "Company"), at a Purchase Price equal to 120% of the Offering Price (as defined in the Underwriting Agreement) per Unit upon presentation and surrender of this Warrant Certificate with a form of election to purchase duly executed and delivery to the Company of the payment of the Purchase Price in the manner set forth in the Warrant Agreement.

         The Underwriter's Warrants are issued pursuant to the Warrant Agreement (as it may from time to time be amended or supplemented, the "Warrant Agreement"), dated as of September __, 2003, among the Company and the Underwriter, and are subject to all of the terms, provisions and conditions thereof, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, obligations, duties and immunities of the Company and the holders of the Warrant Certificates. Capitalized terms used, but not defined, herein have the respective meanings ascribed to them in the Warrant Agreement.

         Except as otherwise set forth in, and subject to, the Warrant Agreement, the Expiration Date of this Warrant Certificate is 5:00 PM Eastern Standard Time (EST), on September __, 2008.

         This Warrant Certificate shall be exercisable, at the election of the holder, either as an entirety or, subject to the conditions set forth in the Warrant Agreement, in part from time to time on any Business Day (but not, in the case of any exercise in part, as to a fractional Warrant). If this Warrant Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Warrant Certificate or Warrant Certificates for the number of Warrants not exercised. This Warrant Certificate, with or without other Warrant Certificates, upon surrender in the manner set forth in the Warrant Agreement, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor evidencing Underwriter's Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Underwriter's Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase.

         Except as expressly set forth in the Warrant Agreement, no holder of this Warrant Certificate shall have any right as a stockholder of the Company prior to the exercise of the Warrants represented by such Warrant Certificate and payment of the Purchase Price therefor. Notwithstanding the foregoing, the

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holders of the Underwriter's Warrants shall have the rights set forth in Section
__ of the Warrant Agreement in respect of the payment of certain Dividends by the Company. Prior to the exercise of the Underwriter's Warrants evidenced hereby, the holder of this Warrant Certificate shall not have any obligation or any liability as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company, but shall have the obligations set forth in the Warrant Agreement.

         The holder of this Warrant Certificate shall have the put rights with respect to this Warrant Certificate and Units received upon exercise of this Warrant Certificate, as set forth in Section __ of the Warrant Agreement.

         THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE COMPANY AND THE HOLDER HEREOF SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF FLORIDA.

         WITNESS the signature of a proper officer of the Company as of the date first above written.

                                   PANAMERICAN BANCORP

                                   By: _____________________________
                                      Name:  _________________________
                                      Title: _________________________

                                       2

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                              [FORM OF ASSIGNMENT]
                    (TO BE EXECUTED BY THE REGISTERED HOLDER
           IF SUCH HOLDER DESIRES TO TRANSFER THE WARRANT CERTIFICATE)

         FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto

_______________________________________________________________________________
(Please print name and address of transferee.)

the accompanying Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint:

_______________________________________________________________________________
attorney, to transfer the accompanying Warrant Certificate on the books of the Company with full power of substitution.

Dated: ______________________

                                            [HOLDER]

                                            By:____________________________

                                     NOTICE

         The signature to the foregoing Assignment must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

                                       3

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                         [FORM OF ELECTION TO PURCHASE]
                   (TO BE EXECUTED BY THE REGISTERED HOLDER IF
            SUCH HOLDER DESIRES TO EXERCISE THE WARRANT CERTIFICATE)

To PanAmerican Bancorp

         The undersigned hereby irrevocably elects to exercise
_____________________ Underwriter's Warrants represented by the accompanying Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

________________________________________________________________________________
(Please print name and address.)

________________________________________________________________________________
Please insert social security or other identifying number)

If such number of Underwriter's Warrants shall not be all the Underwriter's Warrants evidenced by the accompanying Warrant Certificate, a new Warrant Certificate for the balance remaining of such Underwriter's Warrants shall be registered in the name of and delivered to:

________________________________________________________________________________
(Please print name and address.)

________________________________________________________________________________
Please insert social security or other identifying number)

The undersigned is paying the Purchase Price for the shares of Common Stock to be issued on exercise of the foregoing Underwriter's Warrants pursuant to
Section 2 of the Warrant Agreement;

Dated: ______________

                                                [HOLDER]

                                                By:____________________________

                                     NOTICE

The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of the accompanying Warrant Certificate or any prior assignment thereof in every particular, without alteration or enlargement or any change whatsoever.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY OR WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

                                                  Dated as of September __, 2003

                               PANAMERICAN BANCORP
                             a Delaware corporation

                                WARRANT AGREEMENT

         THIS CERTIFIES THAT, for value received, FORGE FINANCIAL GROUP, INC. (hereinafter, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from PANAMERICAN BANCORP a Delaware corporation (the Company"), that number of fully paid and nonassessable Units of the Company at the purchase price per share as set forth in Section 1 below. A "Unit" is defined as one (1) share of common stock and two (2) common stock purchase warrants of the Company.

                         TERMS AND CONDITIONS OF WARRANT

         1.       Number of Shares; Exercise Price; Term.

                  (a) The Holder shall be entitled to subscribe for and purchase up to ONE HUNDRED THIRTY EIGHT THOUSAND (138,000) Units of the Company at an exercise price equal to 120% of the Offering Price (as defined in the Underwriting Agreement) per warrant, subject to adjustments in the number if Units issuable upon the exercise thereof and in the exercise price if the Underwriter's Warrants as a result of certain events, including subdivisions and combinations of the common stock (the "Exercise Price").

                  (b) The Holder may exercise this Warrant at any time and from time to time prior to the earlier of (i) 5:00 p.m. (EST) on the fifth anniversary date of the Prospectus (the "Expiration Date"). This Warrant shall expire and cease to be exercisable after the Expiration Date.

         2.       Exercise of Warrant.

                  (a) This Warrant may be exercised by the Holder as to the whole or any lesser number of the Units covered hereby, at any time and from time to time prior to the Expiration Date, upon surrender of this Warrant to the Company at its principal executive office together with the Notice of Exercise annexed hereto as Exhibits A, duly completed and executed by the Holder, and payment to the Company of the aggregate Exercise Price for the Units along with all applicable transfer taxes, if any. Certificates for the Units so purchased shall be delivered to the Holder within a reasonable time not to exceed 21 days after exercise of the purchase rights represented by this Warrant. The exercise of this Warrant shall be deemed to have been effected on the day on which the Holder surrenders this Warrant to the Company and satisfies all of the requirements of this Section 2. Upon such exercise, the Holder will be deemed a shareholder of record of those Units for which the warrant has been exercised with all rights of a shareholder (including, without limitation, all voting rights with respect to such Units and all rights to receive any dividends with respect to such Units).

                  (b) The Exercise Price may be paid at the Holder's election either (i) by certified check made payable to the Company or (ii) by surrender of Warrants ("Net Issuance") as determined below. If the Holder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

                           X=Y(A-B)/A

         Where X = the number of shares of Common Stock to be issued to the Holder

         Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

         A = the fair market value of one share of the Company's Common Stock
             (at the date of such calculation)

         B = Exercise Price (as adjusted to the date of such calculation).

For purposes of the above calculation, the fair market value of one share of Common Stock shall be the "Price to Public" specified in the final prospectus with respect to the offering of such stock.

                  (c) If this Warrant is to be exercised in respect of less than all of the Units covered hereby, the Holder shall be entitled to receive a new warrant covering the number of Units in respect of which this Warrant shall not have been exercised and for which it remains subject to exercise. Such new warrant shall be in all other respects identical to this Warrant.

         3. Covenants of the Company. The Company covenants and agrees that all equity securities which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and payment therefor in accordance herewith, will be duly authorized, validly issued, fully paid, and nonassessable. The Company further covenants and agrees that, during the period within which the stock purchase rights represented by this Warrant may be exercised, the Company will at all times have duly authorized and duly reserved for issuance upon the exercise of the purchase rights evidenced by this Warrant a number of shares of its Common Stock sufficient for such issuance.

         4.       Transfer, Exchange, or Loss of Warrant.

                  (a) This Warrant may not be assigned or transferred except as provided in this Section 4 and in accordance with and subject to the provisions of the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder (collectively, the "Securities Act"). Any purported transfer or assignment made other than in accordance with this Section 4 shall be null and void and of no force or effect.

                  (b) Prior to any transfer of this Warrant, the Holder shall notify the Company of its intention to effect such transfer, indicating the circumstances of the proposed transfer and, upon request, furnish the Company with an opinion of its counsel, in form and substance satisfactory to counsel for the Company. The Company will promptly notify the Holder if the opinion of counsel furnished to the Company is satisfactory to counsel for the Company. Unless the Company notifies the Holder within ten (10) days after its receipt of such opinion that such opinion is not satisfactory to counsel for the Company, the Holder may proceed to effect the transfer.

                  (c) Upon receipt by the Company of satisfactory evidence of loss, theft, destruction, or mutilation of this Warrant and of indemnity satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, or destroyed Warrant shall thereupon become void. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of the Fair Market Value for such fractional share above the Exercise Price for such fractional share (as mutually determined by the Company and the Holder) or (ii) a whole share if the Holder tenders the Exercise Price for one whole share.

         6. No Rights as Shareholders. This Warrant does not entitle the holder hereof to any voting rights, dividend rights, or other rights as a shareholder of the Company prior to the exercise hereof.

         7. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a

Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

         8. Adjustments. The Exercise Price per Unit and the number of Units purchasable hereunder shall be subject to adjustment from time to time as follows:

                  (a) Merger. If at any time there shall be a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, then, as a part of such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of Units of stock or other securities or property of the successor corporation resulting from such merger or consolidation, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger or consolidation.

                  (b) Reclassification, etc. If the Company shall, at any time, by subdivision, combination, or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, the Exercise Price shall be adjusted such that this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

                  (c) Split, Subdivision or Combination. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         9. Notice of Adjustments; Notices. Whenever the Exercise Price or number of Units issuable upon exercise hereof shall be adjusted pursuant to
Section 8 hereof, the Company shall issue a written notice setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of Units purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such notice to be mailed to the holder of this Warrant.

         10.      Miscellaneous.

                  (a) Successors and Assigns. This Warrant shall be binding upon any successors or assigns of the Company.

                  (b) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Florida.

                  (c) Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the Holder.

                  (d) Notice. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile, or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses or facsimile number of the parties as set forth below. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

                  If to the Holder:         Forge Financial Group, Inc.
                                            440 North Federal Highway
                                            Suite 300
                                            Boca Raton, FL 33432
                                            Attn: ________________________
                                            Fax:  ________________________

                  If to the Company:        PanAmerican Bancorp
                                            3475 Sheridan Street
                                            Hollywood, FL 33021
                                            Attn: _____________________
                                            Fax:  _____________________

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant Agreement to be executed as of the date first above written.

                                        PANAMERICAN BANCORP

                                        By: ______________________________

                                        Name: ____________________________

                                        Title: ___________________________

Acknowledged and Agreed:

FORGE FINANCIAL GROUP, INC.

By: ________________________

Name: _____________________

Title: _____________________

                                    EXHIBIT A

                          FORM OF ELECTION TO PURCHASE